UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

CHURCHILL CAPITAL CORP VI

(Exact name of registrant as specified in its charter)

Delaware	001-40052	85-3391359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Fifth Avenue, 12th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 380-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fifth of one warrant	CCVI.U	New York Stock Exchange

Shares of Class A common stock	CCVI	New York Stock Exchange

Warrants	CCVI WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced in the Form 8-K filed with the Securities Exchange Commission (the “SEC”) on May 5, 2023, Churchill Sponsor VI LLC (the “Sponsor”) agreed to make monthly deposits directly to the trust account (the “Trust Account”) of Churchill Capital Corp VI (the “Company”) of $500,000 per month (each deposit, a “Contribution”) on the terms described below. Such Contributions will be made pursuant to a non-interest bearing, unsecured promissory note (the “Promissory Note”), which was issued by the Company to the Sponsor on May 16, 2023.

Pursuant to the Promissory Note, each Contribution will be paid monthly beginning on May 17, 2023 and thereafter on the seventeenth day of each month (or if such seventeenth day is not a business day, on the business day immediately preceding such seventeenth day) until the earliest to occur of (i) the consummation of the initial business combination (the “Business Combination”), (ii) February 15, 2024 and (iii) if the Business Combination is not consummated, the date on which the Company’s board of directors determines, in its sole discretion, to liquidate the Trust Account. The Promissory Note will mature on the earlier of (1) the date the Company consummates the Business Combination and (2) the date that the winding up of the Company is effective (such date, the “Maturity Date”). The Promissory Note will not bear any interest, and will be repayable by the Company to the Sponsor upon the Maturity Date. The Maturity Date may be accelerated upon the occurrence of an “Event of Default” (as defined in the Promissory Note). Any outstanding principal under the Promissory Note may be prepaid at any time by the Company, at its election and without penalty.

The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by the terms and conditions of the Promissory Note, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference into this Item 2.03 to the extent required herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously announced, at the special meeting of the stockholders of the Company held on May 11, 2023 (the “Special Meeting”), stockholders of the Company (the “Stockholders”) approved an amendment to the Company’s amended and restated certificate of incorporation (the “Charter Amendment”) to extend the date by which the Company has to consummate a Business Combination from May 17, 2023 to February 17, 2024 (or such earlier date as determined by the Company’s board of directors).

The Company filed the Charter Amendment with the Secretary of State of the State of Delaware on May 16, 2023. The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 3.1 which is incorporated herein by reference.

Item 8.01	Other Events.

The information disclosed under Item 5.03 of this Current Report is incorporated by reference into this Item 8.01 to the extent required herein.

Redemptions

In connection with the vote to approve the proposal to adopt the Charter Amendment at the Special Meeting, holders of 27,690,293 shares of Class A common stock exercised their right to redeem their shares for cash at a redemption price of approximately $10.18 per share, for a total aggregate redemption amount of approximately $281.93 million. As a result, approximately $281.93 million will be removed from the Trust Account to redeem such shares and 27,509,707 shares of Class A common stock will remain outstanding after the redemption has been effected. Upon payment of the redemption, approximately $280.10 million will remain in the Trust Account prior to any Contribution made by the Sponsor pursuant to the Promissory Note.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation
10.1	Promissory Note, dated as of May 16, 2023, by and between Churchill Capital Corp VI and Churchill Sponsor VI LLC
104	Cover Page Interactive Data File-Embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2023

CHURCHILL CAPITAL CORP VI

By:	/s/ Jay Taragin
Name:	Jay Taragin
Title:	Chief Financial Officer

4